Ixion Biotechnology, Inc.

                             1994 Stock Option Plan,
                          as amended December xx, 1999

1. Purpose of Plan. The purpose of the Ixion Biotechnology, Inc. 1994 Stock Option Plan (the "Plan") is to provide a means by which Ixion Biotechnology, Inc. (the "Company") may attract and retain directors, executive officers, other key employees who have been or who will be given responsibility for the management or administration of the Company's business and the growth of the Company, Consultants, and Members of the Scientific Advisory Board, by providing those personnel with an opportunity to participate in the growth, development and financial success of the Company which their efforts, initiative, and skill have helped produce.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the following respective meaning:

          2.1  "Board of Directors" means the board of directors of the Company.

          2.2  "Change in Control" shall be deemed to have occurred if:

                  (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding securities which vote generally in the election of Directors (referred to herein as "Voting Securities"); or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new Directors whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (c) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of surviving entity) more then 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or
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a series of transactions) all or substantially all of the Company's assets.

          2.3  "Code" means the Internal Revenue Code of 1986, as amended.

          2.4 "Committee" means the Audit and Benefits Committee of the Company.

2.5 "Common Stock" means the Common Stock of the Company, par value $0.01 per share. 2.6 "Company" means Ixion Biotechnology, Inc., a Delaware corporation. In addition, "Company" shall mean any corporation assuming or issuing new employee stock options in substitution for Incentive Stock Options outstanding under the Plan, in a transaction to which Section 424(a) of the Code applies.

         2.7 "Consultant" means any person designated a consultant by the Board of Directors providing services in connection with the Company's business or research.

         2.8      "Director" means a member of the Board of Directors.

         2.9 "Disability" or "disabled" means, with respect to an Employee, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Employee incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than six consecutive months.

         2.10 "Disinterested Person" means a person who, pursuant to Rule 16b-3 has not been granted stock, stock options, or stock appreciation rights of the Company, under the Plan or any other plan during the period beginning one year prior to his appointment to the Committee, and during his period of service on the Committee (except grants made pursuant to Section 4.3 or 4.4).

         2.11 "Employee" means any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of its subsidiaries or affiliated entities, or of members of its Affiliated Group, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

          2.12 "Exchange Act" means the Securities Exchange Action of 1934, as amended.

          2.13 "Fair Market Value" means the per share value of the Common Stock as of a given date, determined as follows:


                  (a) If the Common Stock is listed or admitted for trading on any national securities exchange, the Fair Market Value of the Common Stock is the closing quotation for such
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stock on the day preceding such date, or, if shares were not traded on the day preceding such date, then on the next preceding trading day during which a sale occurred.

                  (b) If the Common Stock is not traded on any national securities exchange, but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System (Nasdaq System) or any similar system of automated dissemination of quotations of prices in common use, the Fair Market Value of the Common Stock is the last sales price (if the stock is then listed as a national market issue under the Nasdaq System) or the mean between the closing representative bid and asked prices (in all other cases) for the stock on the day preceding such date as reported by Nasdaq System (or such similar quotation system).

                  (c) If neither clause (a) nor clause (b) of this Section 2.13 is applicable, the Fair Market Value of the Common Stock is the fair market value per share as of such valuation date, as determined by the Board of Directors in good faith and in accordance with uniform principles consistently applied. Such Fair Market Value shall be determined on a regular basis, not less than annually.

         2.14 "Incentive Stock Option" means an Option which qualifies under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

         2.15 "Member of the Scientific Advisory Board" means a member of the Company's Scientific Advisory Board.

         2.16 "Nonqualified Option" means an Option which is not an Incentive Stock Option and which is designated as a Nonqualified Option by the Committee.

         2.17 "Officer" means an officer of the Company, as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended from time to time.

         2.18 "Option" means the Incentive Stock Options and Nonqualified Options granted under this Plan.

         2.19 "Optionee" means an Employee or an Outside Director to whom an Option is granted under this Plan.

         2.20 "Outside Director" means a Director who is Independent (if the Common Stock is listed or admitted for trading on any national securities exchange, then "Independent" as such term is defined in the applicable rules and regulations of such exchange, or if the Common Stock is not listed or admitted for trading on any national securities exchange, then "Independent" as such term is defined in applicable rules and regulations of the New York Stock Exchange, Inc.)

         2.21 "Participant" means an Optionee who is granted Options pursuant to Section 4 of the Plan.



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         2.22     "Plan" means the Ixion Biotechnology, Inc. 1994 Stock Option
Plan, as it may be amended from time to time.

         2.23 "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

         2.24     "Secretary" means the Secretary of the Company.

         2.25     "Securities Act" means the Securities Act of 1933, as amended.

         2.26     "Termination of Employment" means:

                  (a) With respect to any Employee, the time when the employee-employer relationship between the Optionee and the Company, its subsidiaries or affiliated entities, is terminated for any reason, with or without cause. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including without limitation, the question of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. Notwithstanding any other provision of this Plan, and subject to any applicable agreements between the Optionee and the Company, the Company has an absolute and unrestricted right to terminate the Optionee's employment at any time for any reason whatsoever, with or without cause.

         (b) With respect to any Outside Director, Consultant, or Member of the Scientific Advisory Board, the time when such person ceases to be a Director, Consultant, or Member of the Scientific Advisory Board of the Company for any reason, with or without cause, including without limitation, a termination by resignation, removal, death, disability, or failure to be nominated or reelected by the Company's stockholders. Nothing in this Plan or any Stock Option Agreement hereunder shall confer upon any such person, Consultant, or Member of the Scientific Advisory Board, any right to continue his or her association with the Company or shall interfere with or restrict in any way the rights of the Company and its stockholders, which are hereby expressly reserved, to remove any such person at any time for any reason whatsoever, with or without cause.

3.       Stock Subject to Plan.

         3.1 Stock Subject to Plan. The stock subject to an Option shall be shares of the Company's Common Stock. The aggregate number of such shares which may be issued upon exercise of Options granted to Directors, Members of the Scientific Advisory Board, Employees, and Consultants shall not exceed 500,000.
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         3.2 Types of Awards. Options granted under the Plan may be intended to qualify for favorable tax treatment as Incentive Stock Options, and as Nonqualified Options, being those not qualified or intended for such favorable tax treatment under the Code.


         3.3 Unexercised options. If any Option expires or is canceled without having been fully exercised, additional Options for the number of shares of Common Stock that would have been issued upon exercise of such Option may be re-granted under this Plan, subject to limitations of Section 3.1.

         3.4 Changes in Company Capitalization. In the event that (i) the outstanding shares of Common Stock are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another entity, by reason of reorganization, merger, consolidation, recapitalization, reclassification, or (ii) the number of shares is increased or decreased by reason of a stock split, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion or exchange of any convertible or exchangeable securities of the Company shall not be deemed to have been "effected without receipt of consideration"), then the Committee shall make appropriate adjustments in the number and kind of shares for the purchase of which options may be granted, including adjustments to the limitations in Section 3.1 on the maximum number and kind of shares which may be issued on exercise of an Option.

4.       Granting of Options.

         4.1 Eligibility. Any Officer or other key Employee of the Company and any Outside Director, Consultant, or Member of the Scientific Advisory Board shall be eligible to be granted Options. Each Outside Director, including a member of the Committee, each Member of the Scientific Advisory Board, and each Consultant shall be eligible to be granted only Nonqualified Options.

         4.2 Incentive Stock Options. No Incentive Stock Option shall b granted unless it qualifies as an "incentive stock option"
under Section 422 of the Code when granted.

         4.3      Grants.  (a)

                  (a) The Committee shall from time to time, in its absolute discretion:

                          (i) Determine which Employees are key Employees,
taking into account the nature of the services rendered by the particular Employee, the Employee's potential contribution to the long-term success of the Company, and such other factors as the Committee deems relevant, and select from among the key Employees (including those to whom Options have been previously granted under the Plan, Outside Directors who are not members of the Committee, Consultants, and Members of the Scientific Advisory Board, such of them as in its opinion should be granted Options; and
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                           (ii)     Determine the number of shares to be subject
to such Options granted to such selected individuals, and determine whether such Options are to be Incentive Stock Options or Nonqualified Options; and



                           (iii)    Determine the terms and conditions of such
Options.

                  (b) Upon the selection of such individual to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition of the grant of an Option to an individual that the individual surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, Option period or any other term or condition of the surrendered Option.

         4.4      Granting of Nonqualified Options to Outside Directors.

                  (a) Each person who is an Outside Director of the Company at the date of the adoption of this Plan shall be granted Nonqualified Options to purchase 2,000 shares of Common Stock.

                           The  Committee  shall grant to each Outside  Director
annually (so long as he or she is an Outside Director on each such anniversary date) Nonqualified Options to purchase an additional 2,500 shares of Common Stock.

         4.5      Administration of the Plan.

                  (a) The Plan shall be administered by the Committee. The Committee shall consist of at least two Outside Directors (if there are such) selected by the Board of Directors, one of whom, if possible, shall be a Disinterested Person. Committee members may resign by delivering written notice to the Secretary. Vacancies on the Committee shall be filled by the Board of Directors.

                  (b) Except as otherwise provided in the Plan and except as otherwise expressly stated to the contrary in the Company's Certificate of Incorporation, Bylaws, or elsewhere, the Committee shall have the sole discretionary authority (i) to select the Officers, other key Employees, Directors, Consultants, or Members of the Scientific Advisory Board who are to be granted Options under the Plan, (ii) to determine the number of Options to be granted to any person at any time, (iii) to authorize the granting of Options,
(iv) to impose such conditions and restrictions on Options as it determines appropriate, (v) to interpret the Plan and the Options, (vi) to prescribe, amend and rescind rules and regulations relating to the Plan, and
(vii) to take any other actions in connection with the Plan and to make all determinations under the Plan as it may deem necessary or advisable for the administration of the Plan. The determinations of the Committee on the matters referred to in this Section 4 shall be binding and conclusive on all persons.

                  (c) A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held.

                  (d) The Committee may delegate to one or more persons any of its powers, other than its power to authorize the granting of Options, or designate one or more persons to do or perform those matters to be done or performed by the Committee, including administration of the Plan. Any person or persons delegated or designated by the Committee shall be subject to the same obligations and requirements imposed on the Committee and its members under the Plan.

                  (e) Members of the Committee shall receive such compensation for their services as members as may be determined by the Board of Directors. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its Officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All elections taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan. Members of the Committee and each person or persons designed or delegated by the Committee shall be entitled to indemnification by the Company for any action or any failure to act in connection with services performed by or on behalf of the Committee for the benefit of the Company to the fullest extent provided or permitted by the Company's Certificate of Incorporation, Bylaws, any insurance policy or other agreement intended for the benefit of the Committee, or by any applicable law.

5.       Terms of Options.

         5.1 Option Agreement. Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under
Section 422 of the Code.

         5.2      Vesting of Options.

                  (a) Options granted to Outside Directors in accordance with
Section 4.4 hereof shall vest 20% at the end of the first year of service after the grant and 1/12 of 20% for each month thereafter. All other Options granted under the Plan shall vest as determined by the Committee and as set forth in the respective Stock Option Agreement, whether such vesting is based on the attainment of performance goals, chronologically, or otherwise.

                  (b) Options which have been granted but not yet vested under this Section 5.2 shall be forfeited if the Optionee dies, becomes disabled, or leaves the employment of the Company, its subsidiary, or affiliated entity for any or no reason, with or without cause, or otherwise, unless provided to the contrary in any agreement approved by the Committee between the Optionee and the Company, its subsidiary, or affiliated entity, which agreement shall govern any further vesting of Options.

         5.3      Option Exercise Price.

                  (a) The price per share for Options granted pursuant to
Section 4.3 shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the Fair Market Value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the Fair Market Value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company.

                  (b) The price of shares subject to each Nonqualified Option granted pursuant to Section 4.4 shall be the Fair Market Value of such shares on the date such Option is granted.

         5.4      Exercise Periods.

                  (a) No Option may be exercised in whole or in part until it has vested, except as may be provided in Sections 5.4(c) or 5.6 or as may otherwise be provided for in a Stock Option Agreement which has been approved by the Committee.

                  (b) Subject to the provisions of Sections 5.2, 5.4(c), 5.4(d) and 5.6, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Stock Option Agreement; provided, however, that by resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 5.2, 5.4(c), 5.4(d) and 5.6, accelerate the time at which such Option or any portion thereof may be exercised, or such rights may be set forth in an agreement between the Optionee and the Company which has been approved by the Committee.

                  (c) No portion of an Option which is unexercisable at Termination of

Employment shall thereafter become exercisable; provided, however, that provision may be made that such Option shall become exercisable in the event of a Termination of Employment as may be determined by the Committee, or such rights may be set forth in an agreement between the Optionee and the Company which has been approved by the Committee.

                  (d) To the extent the aggregate Fair Market Value of Common Stock with respect to which Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company) exceeds $100,000, such options shall be treated as Nonqualified Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted. For purposes of this Section 5.4(d), the Fair Market Value of Common Stock shall be determined as of the time the Option with respect to such Common Stock is granted.

                  (e) No Option may be exercised to any extent by anyone after the first to occur of the following events:

                           (i)      In the case of an Incentive Stock Option:

                                    (A)     the expiration of ten years from the
date the Option was granted;

                                    (B)     in the case of an Optionee  owning
 (within the meaning of Section 424(d) of the Code), on the Date of Grant, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company, the expiration of ten years from the date the Option was granted;

                                    (C)     except in the case of any Optionee
who is disabled (within the meaning of Section 22(a)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period;

                                    (D)     in the case of an  Optionee  who is
disabled (within the meaning of Section 22(a)(3) of the Code), the expiration of one year from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period;

                                    (E) the expiration of one year from the date
of the Optionee's death.

                           (ii)     In the case of a Nonqualified Option:

                                    (A)     the expiration of ten years and one
 day from the
date the Option was granted; or

                                    (B)     the expiration of one year from the
 date of the Optionee's Termination of Employment (whether by death or otherwise).


                  (f) Subject to the provisions of Section 5.4(a), the Committee shall provide, in terms of each individual stock Option Agreement when such Option expires and when it becomes unexercisable, and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Stock Option Agreements that said Options expire immediately upon a Termination of Employment; provided, however, that provision may be made that such options shall become exercisable in the event of a Termination of Employment because of the Optionee's retirement, death, disability, or as may otherwise be determined by the Committee.

         5.5 Adjustments in outstanding Options. In the event that the outstanding shares of Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, or the number of shares is increased or decreased by reason of a stock split, stock dividend, combination of shares or any other increase or decrease in the number of such shares of Common Stock effected without receipt of consideration by the Company (provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration"), the Committee shall make appropriate adjustments in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the price resulting from rounding-off share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and conclusive upon all Optionees, the Company, and all other interested persons.

         5.6 Change of Control, Merger, Consolidation, Acquisition, Liquidation or Dissolution. Notwithstanding the provisions of Section 5.5, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after a change of control or the merger or consolidation of the Company with or into another entity, the acquisition by another entity (excluding any employee benefit plan of the Company or any or other fiduciary holding securities under an employee benefit plan of the Company) of all or substantially all of the Company's assets or 51% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such change of control, merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 5.4(a), Section 5.4(b) and/or any installment provision of such Option; and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also consent to, cause or otherwise effectuate an assumption, assignment, or other transfer of the Plan and any outstanding Stock Option Agreements by or to the successor entity.

         5.7 No Right to Continued Employment. Nothing in this Plan or in any Stock Option Agreement issued hereunder shall confer upon any Optionee any right to continue in the employ of the Company or its subsidiaries or shall interfere with or restrict in any way the rights of the Company, and its subsidiaries, which are hereby expressly reserved, to terminate or discharge any optionee at any time for any reason whatsoever, with or without cause.

6.       Exercise of Options.

         6.1 Person Eligible to Exercise. During the lifetime of the Optionee, only such Optionee may exercise an Option (or any portion thereof) granted to such Optionee. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by the personal representative of such Optionee or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         6.2 Partial Exercise. At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares.

         6.3 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

                  (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

                  (b)      either:

                           (i)      Full  payment  (in cash or by check) for the
shares  with  respect to which such  Option or portion is thereby exercised; or

                           (ii)     With the consent of the Committee,  (A)
shares of the Company's

Common Stock owned by the Optionee duly endorsed for transfer to the Company, or (B) subject to the timing requirements of Section 6.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a Fair Market Value on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

                           (iii)    With the consent of the Committee,  a full
recourse promissory note bearing interest (at least at such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                           (iv)     With the consent of the  Committee,  any
combination  of the  consideration  provided in the foregoing subsections (i),
(ii) and (iii); and

                  (c) The payment of the Company (or other employer) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee,
(i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, or (ii) subject to the timing requirements of Section 6.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment; and

                  (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

                  (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 6.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

         6.4 Timing Requirements. Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date, or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such option price or withholding taxes.

         6.5 Conditions to Issuance of Stock Certificates. The shares of Common Stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

                  (a) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion determine to be necessary or advisable; and

                  (b) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

                  (c) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

         6.6 No Rights as Stockholders. The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect to any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders. Except in accordance with Section 3.4 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether cash or other property) or distributions or other rights for which the record date is prior to the date on which the exercise price has been received by the Company and shares have been issued.

         6.7 Transfer Restrictions. Unless otherwise approved in writing by the Committee, no shares of Common Stock acquired upon exercise of any Option by any Officer or Director may be sold, assigned, pledged, encumbered, or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was exercised. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require any Optionee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such optionee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.

7.       Additional Provisions.

         7.1 Approval of Plan by Stockholders. This Plan will be submitted for the approval of the Company's stockholders within twelve months before or after the date of the Board of Director's initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Options previously granted under the Plan shall thereupon be canceled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b).


         7.2 Nontransferability. No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy and divorce proceeding), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

         7.3 Securities Act. Upon issuance of Common Stock of the Company to the Participant, or his heirs, the recipient of that stock shall represent that the shares of stock are taken for investment and not resale and shall make such other representations as may be necessary to qualify the issuance of the shares as exempt from the Securities Act and applicable federal and state securities laws and regulations, or to permit registration of the shares and shall represent that he or she shall not dispose of those shares in violation of the Securities Act or of applicable federal and state securities laws and regulations. The Company reserves the right to place a legend on any stock certificate issued pursuant to the Plan to assure compliance with this Section and with the vesting requirements of Section 5.2. No shares of Common Stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act or any other then applicable federal or state securities law or regulation.

         7.4 Withholding of Tax. The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Common Stock upon exercise of an Option that the Optionee pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any grant under this Plan may provide by its terms that the Optionee may elect, in accordance with any applicable regulations, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares of Common Stock, subject to the timing restrictions set forth in Section 6.4 hereof. The Optionee shall authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares of Common Stock previously owned by such Optionee or a portion of the shares that were or otherwise would be distributed to such Optionee pursuant to such award having a Fair Market Value equal to the amount of such required or permitted withholding taxes to be paid in shares.


          7.5 Termination and Amendment of Plan. The Committee may at any time suspend or terminate the Plan, or make such modifications of the Plan as it shall deem advisable, provided that the Plan not be changed to increase the cost of the Plan to the Company. However, without approval of the Company's stockholders given within twelve (12) months before or after the action by the Committee, no action of the Committee may, except as provided in Section 3.4, increase any limit imposed in Section 3.1 on the maximum number of shares which may be issued upon exercise of Options, materially modify the eligibility requirements of Section 4.1, reduce the minimum Option price requirements of
Section 5.3, extend the limit imposed on this Section 7.5 on the period during which Options may be granted or amend or modify the Plan in a manner requiring stockholder approval under Rule 16b-3. Notwithstanding anything to the contrary contained herein, the Committee shall not amend or modify the Plan more than once every six (6) months or in any other manner inconsistent with the requirements of Rule 16b-3(c)(2)(ii) except to the extent required by changes in the Code, the Employee Retirement Income Security Act of 1974, or regulations and rules issued thereunder. No termination or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant notwithstanding anything to the contrary herein. No Option may be granted during any period of suspension of the Plan nor after termination of the Plan, and in no event may any Option be granted under this Plan after the first to occur of the following events:

                  (a) The expiration of ten years from the date the Plan is adopted by the Board of Directors; or

                  (b) The expiration of ten years from the date the Plan is approved by the Company's stockholders under Section 7.1.

         7.6 Duties of the Company. The Company shall, at all times during the term of each Option, reserve and keep available for issuance or delivery such number of shares of Common Stock as will be sufficient to satisfy the requirements of all Options at the time outstanding, shall pay all original issue taxes with respect to the issuance or delivery of shares pursuant to the exercise of such Option and all other fees and expenses necessarily incurred by the Company in connection therewith.

         7.7 Absence of a Committee. Should the Board of Directors fail to appoint the Committee or should there be no Committee for any other reason, then the Plan shall be administered by the Board of Directors. All action with respect to Options granted to any Officer or key Employee who is subject to
Section 16 of the Exchange Act shall be taken by the Board of Directors if each member is a Disinterested Person, or if the entire Board of Directors is not comprised of Disinterested Persons, then by not less than two of the Directors who are Disinterested Persons. In the absence of a Committee, the Board of Directors (or that portion thereof comprised in accordance with this Section 7.7) shall have all the powers of the Committee as set forth herein in administration of the Plan.

         7.8 Effective Date of Plan. In accordance with Section 7.5 hereof, the effective date of the Plan will be the date on which it was approved by the stockholders of the Company. The Plan was adopted by the Board of Directors, subject to stockholder approval on August 31, 1994.

8.       General Provisions.

         8.1 No Rights. No Employee shall have any claim or right to be granted Options under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Options pursuant to the Plan shall be deemed to constitute a contract of employment between the Company and any Employee or to be a condition of the employment of any person. The Plan and any Options granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Company, nor shall they interfere in any way with the right of the Company to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of any Participant is "at will".

         8.2 Costs of Administration. The Company shall pay all costs and expenses of administering the Plan.

         8.3 Controlling Laws. The granting of Options and the issuance of shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The provisions of this Plan shall be interpreted so as to comply with the conditions and requirements of the Securities Act, the Exchange Act, and rules and regulations issued thereunder, including without limitation Rule 16b-3, unless a contrary interpretation of any such provisions otherwise required by applicable law. Except to the extent preempted by Federal law, this Plan and all Stock Option Agreements entered into pursuant hereto shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of laws rules.

         8.4 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

         8.5 Language. Whenever the context so indicates, the singular or plural number, and the masculine, feminine or neuter gender shall each be deemed to include the other.

         8.6 No Employment Contract. The Plan is not a contract of employment, and the terms of employment of any recipient of any award hereunder shall not be affected in any way by the Plan or related instruments except as specifically provided therein. The establishment of the Plan shall not be construed as conferring any legal rights upon any recipient of any award hereunder for a continuation of employment, nor shall interfere with the right of the Company or any subsidiary to discharge any recipient of any award hereunder and to treat him or here without regard to the effect with such treatment might have upon him or her as the recipient of any award hereunder.

         8.7 No Rights as Stockholder. No Optionee of any Option shall have any rights as a stockholder with respect to any shares subject to his or her Option prior to the date on which he or she is recorded as the holder of such shares on the records of the Company. No Optionee of any Option shall have the rights of a stockholder until he or she has paid in full the Option price.